Exhibit 99.1

16 September 2009

Mr. Frederic Richardson

Chief Executive Officer

Mod Hospitality, Inc.

11710 Old Georgetown Road, Suite 808

North Bethesda, MD 20852

Re:

Mod Hospitality, Inc. (“the Company”)

Dear Mr. Richardson:

Because of the past due fees owed to Conner & Associates, PC for the audit of the financial statements of Mod Hospitality, Inc. for the year ended December 31, 2008 and no resolution as to payment in-full as you had previously agreed to, regrettably, we advise you that we resign as the Company’s Independent Registered Public Accounting Firm.

Because this is a reportable event under the SEC’s rules, you are required to file the Form 8-K with the SEC within 4 days of the date of this letter.

We expect to review the Form 8-K before it is filed with the SEC and we expect payment in-full.

In the event that you do not file the Form 8-K within the prescribed time frame, we are required to mail this letter to the SEC as formal notification as to our firm’s resignation.

Thank you.

Very truly yours,

CONNER & ASSOCIATES, PC

/s/ Conner & Associates, PC